Exhibit 99.1

FOR IMMEDIATE RELEASE

Stanley Black & Decker To Acquire Infastech, A Leading Specialty Producer Of Engineered Mechanical Fasteners

New Britain, Connecticut, July 23rd, 2012

•	Acquisition Expands Stanley Black & Decker’s Industrial Franchise, Engineered Fastening Platform & Footprint In Emerging Markets;

•	Highly Complementary Fit With Existing Emhart Teknologies’ Engineered Fastening Business;

•	Increases Scale, Expands Global Presence, And Opens New End Markets For Specialty Fastening Growth

Stanley Black & Decker (NYSE: SWK), an S&P 500 global diversified industrial company, announced today that it has entered into a definitive agreement to acquire Infastech, a leading global manufacturer and distributor of specialty engineered fastening technologies headquartered in Hong Kong, from CVC Capital Partners and Standard Chartered Private Equity Limited for USD$850 million in cash.

With revenues of approximately USD$500 million and more than 2,000 employees, Infastech is one of the world’s leading producers of engineered mechanical fasteners and one of the largest Asia-based global players in the specialty mechanical fastener market. Infastech designs, manufactures and distributes highly-engineered fastening technologies and applications for a diverse blue-chip customer base in the industrial, electronics, automotive, construction and aerospace end markets. More than half of Infastech’s 2011 revenues were generated in the Asia-Pacific region and once combined with Emhart, Stanley Black & Decker’s engineered fastening platform, the enlarged business will generate close to 40% of its revenues from this high growth region. Total company revenues from the emerging markets will increase to approximately 16%, an important step towards the company’s mid-decade goal of 20%+. Infastech’s comprehensive product portfolio, including leading brands Avdel®, ELCO® and iFormTM, provides innovative, patented and proprietary technologies and customized solutions to customers in more than 150 countries worldwide. The combined engineered fastening platform will generate approximately half of its revenues from automotive manufacturing, a third from industrial fastening applications and 20% from high growth verticals such as electronics. With the acquisition of Infastech, the engineered fastening platform will be the first of the company’s recently identified new growth platforms to achieve its mid-decade goal of $1 - $2 billion in revenue.

President and Chief Executive Officer John F. Lundgren commented, “Infastech is both a highly accretive acquisition and a perfect strategic fit for Stanley Black and Decker. It adds to our strong positioning in specialty engineered fastening, an industry which has solid growth prospects particularly in the global electronics, industrial and automotive end markets, and will further expand our global footprint with its strong concentration in fast-growing emerging markets. In addition, Infastech’s diverse revenue base, strong margins, and solid financial track record make it a meaningful addition to our portfolio. Led by an experienced and well-respected management team, Infastech is an industry leader with a comprehensive product portfolio, reputation for excellence and longstanding relationships with leading end-market customers. It is an excellent complement to our current Emhart Teknologies engineered fastening business and will broaden our product offering while deepening our IP portfolio and R&D capabilities. Additionally, we see meaningful opportunities to generate significant cross-selling into new market segments and to implement our Stanley Fulfillment System within Infastech’s operations throughout the integration process and beyond.”

Stanley Black & Decker expects the transaction to result in annual cost savings of approximately USD$25 million by year three. The acquisition is also expected to be immediately accretive to Stanley Black & Decker’s earnings per share (EPS), with accretion of USD$0.15 per share in the first year following the closing of the transaction and USD$0.35 per share in the third year following closing, excluding acquisition-related charges of $25 - $30 million which will largely be incurred in the first two years.

The transaction, which is subject to customary closing conditions, including regulatory approvals, is expected to close in the fourth quarter of 2012.

The company will be hosting a conference call at 8:00am ET, July 24th, 2012. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call. The call will be accessible by telephone at (800) 446-2782 and from outside the U.S. at (847) 413-3235; also, via the Internet at www.stanleyblackanddecker.com. To access, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. Please use the conference identification number 32953511. A replay will also be available two hours after the call and can be accessed at (888) 843-7419 or (630) 652-3042 using the passcode 32953511#.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

Infastech® is one of the world’s largest producers of engineered mechanical fasteners with revenues exceeding USD$500 million and an industry heritage built around its lead brands Avdel®, ELCO® and iFormTM dating back as far as 1922. Learn more at www.infastech.com.

Cautionary Note Regarding Forward-Looking Statements

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning: the expected timetable for consummation of the transaction; Infastech’s business complementing and expanding Stanley Black & Decker’s existing operations and international presence; growth prospects; cost savings; accretion to earnings and other potential benefits and synergies of the transaction.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction; general economic conditions and conditions affecting the industries in which Stanley Black & Decker and Infastech operate; the uncertainty of obtaining regulatory approvals; Stanley Black & Decker’s ability to successfully integrate Infastech’s operations and employees with Stanley Black & Decker’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Infastech’s performance and maintenance of important business relationships.

Additional risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of Stanley Black & Decker’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in Stanley Black & Decker’s other filings with the Securities and Exchange Commission. Stanley Black & Decker makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Contacts (United States):

Kate White Vanek

Vice President, Investor Relations, Stanley Black & Decker

(860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

(860) 826-3260

tim.perra@sbdinc.com

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